Sabre highlights commercial momentum and focused strategy to capitalize on growth opportunities; reports third quarter 2021 results

Third quarter 2021 business overview:
•Entered into agreement to sell AirCentre, Sabre's airline operations portfolio, to narrow strategic focus and strengthen liquidity position
•Completed successful migration of GOL Linhas Aéreas, Brazil's largest domestic airline, onto the SabreSonic passenger service system
•Announced SabreSonic win with Biman Bangladesh Airlines and three Radixx low cost carrier wins
•Increased average booking fee sequentially versus the first and second quarters of 2021 due to more favorable bookings mix
•Progressed cloud migration and decommissioned almost 2,000 legacy servers
•Ended the quarter with cash balance of $1.0 billion

Third quarter 2021 summary:
•Earnings metrics significantly improved versus prior year
•Third quarter revenue totaled $441 million
•Net loss attributable to common stockholders of $241 million, or $0.75 per share
•Adjusted EPS totaled ($0.50)

SOUTHLAKE, Texas – November 2, 2021 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended September 30, 2021.

"Over the course of this year, our executive leadership team has been taking a critical look at Sabre, challenging norms and re-examining the way we do business. Our review focused on industry trends and technology, current and future capabilities, desired growth and returns, ongoing investment requirements and financial health and flexibility," said Sean Menke, President and CEO. "With our strong belief in a broad global travel recovery, we will narrow our product offerings and intensify focus on our core - the customer revenue-generating retailing, distribution and fulfillment aspects of our business - with the goal to accelerate the unlocking of shareholder value. The sale of AirCentre is an illustration of steps we are taking to achieve our objectives. We are excited to move forward as a more focused technology company with meaningful growth opportunities."

Q3 2021 Financial Summary

Sabre consolidated third quarter revenue totaled $441 million, a 58% improvement versus revenue of $278 million in the third quarter of 2020. The increase in revenue was driven by an increase in global air, hotel and other travel bookings due to continued recovery from the COVID-19 pandemic.

Operating loss was $157 million, a significant improvement versus an operating loss of $233 million in the third quarter of 2020. The improvement in operating results was driven by increased revenue due to the continued recovery from the COVID-19 pandemic, lower depreciation and amortization and a decrease in the provision for expected credit losses. These impacts were partially offset by increased Travel Solutions incentive expenses, Hospitality Solutions transaction-related costs and technology hosting expenses due to volume recovery trends, increased labor and professional service expenses, including internal investments in risk and security, business systems and consulting to support our business strategy, a $14 million increase in recognized stock-based compensation expense primarily due to previously granted performance-based units and a $9 million increase in litigation costs.

Net loss attributable to common stockholders totaled $241 million, an improvement versus a net loss of $310 million in the third quarter of 2020. Diluted net loss attributable to common stockholders per share totaled $0.75, versus diluted net loss attributable to common stockholders per share of $1.06 in the third quarter of 2020. The improvement in net income attributable to common stockholders was driven by the items impacting operating loss described above and a $12 million reduction in pension-related expense, partially offset by lower benefit for income taxes and an additional $3 million loss on extinguishment of debt.

Adjusted EBITDA was negative $55 million, an improvement versus Adjusted EBITDA of negative $124 million in the third quarter of 2020. The improvement in Adjusted EBITDA was driven by increased revenue due to the continued recovery from the COVID-19 pandemic and a decrease in the provision for expected credit losses. These impacts were partially offset by increased Travel Solutions incentive expenses, Hospitality Solutions transaction-related costs and technology hosting expenses due to volume recovery trends, increased labor and professional service expenses, including internal investments in risk and security, business systems and consulting to support our business strategy and increased litigation costs.

Adjusted Operating Loss was $103 million, an improvement versus Adjusted Operating Loss of $197 million in the third quarter of 2020. The improvement in operating results was driven by the items impacting Adjusted EBITDA above and lower depreciation and amortization.

Sabre reported Adjusted EPS of ($0.50), an improvement versus ($0.81) in the third quarter of 2020.

With regards to Sabre's third quarter 2021 cash flows (versus prior year):
•Cash used in operating activities totaled $70 million (vs. $192 million)
•Cash used in investing activities totaled $13 million (vs. $9 million)
•Cash provided by financing activities totaled $8 million (vs. $566 million)
•Capitalized expenditures totaled $13 million (vs. $9 million)

Free Cash Flow was negative $83 million, an improvement versus Free Cash Flow of negative $201 million in the third quarter of 2020.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change (B/W)	2021	2020	% Change (B/W)
Total Company:
Revenue	$441,086	$278,365	58	$1,188,238	$1,020,386	16
Operating Loss	$(156,688)	$(233,049)	33	$(539,611)	$(768,530)	30
Net loss attributable to common stockholders(2)	$(240,641)	$(309,664)	22	$(758,029)	$(964,914)	21
Diluted net loss attributable to common stockholders per share (EPS)(2)	$(0.75)	$(1.06)	29	$(2.37)	$(3.44)	31
Net Loss Margin(2)	(54.6)%	(111.2)%		(63.8)%	(94.6)%
Adjusted EBITDA(1)	$(54,928)	$(123,814)	56	$(234,886)	$(346,988)	32
Adjusted EBITDA Margin(1)	(12.5)%	(44.5)%		(19.8)%	(34.0)%
Adjusted Operating Loss(1)	$(102,644)	$(196,693)	48	$(390,898)	$(576,372)	32
Adjusted Net Loss(1), (2)	$(161,672)	$(237,632)	32	$(557,718)	$(673,928)	17
Adjusted EPS(1), (2)	$(0.50)	$(0.81)	38	$(1.74)	$(2.40)	28
Cash used in operating activities	$(69,692)	$(192,033)	64	$(408,152)	$(587,069)	30
Cash used in investing activities	$(13,169)	$(8,888)	(48)	$(5,535)	$(52,634)	89
Cash provided by (used in) financing activities	$7,607	$565,611	(99)	$(37,013)	$1,873,804	NM
Capitalized expenditures	$(13,169)	$(8,926)	(48)	$(30,409)	$(48,259)	37
Free Cash Flow(1)	$(82,861)	$(200,959)	59	$(438,561)	$(635,328)	31
Net Debt (total debt, less cash and cash equivalents)	$3,791,172	$3,140,861
Net Debt / LTM Adjusted EBITDA(1)	NM	NM

Travel Solutions:
Revenue	$390,353	$237,018	65	$1,052,613	$900,868	17
Operating Loss	$(38,964)	$(145,877)	73	$(211,998)	$(406,939)	48
Adjusted Operating Loss(1)	$(39,078)	$(146,337)	73	$(212,393)	$(408,584)	48
Distribution Revenue	$245,421	$104,594	135	$615,448	$451,183	36
Total Bookings	53,514	19,920	169	149,289	98,371	52
Air Bookings	46,752	16,539	183	133,125	80,439	65
Lodging, Ground and Sea Bookings	6,762	3,381	100	16,164	17,932	(10)
IT Solutions Revenue	$144,932	$132,424	9	$437,165	$449,685	(3)
Passengers Boarded	115,576	56,970	103	294,415	244,144	21

Hospitality Solutions:
Revenue	$55,179	$44,924	23	$148,145	$133,163	11
Operating Loss	$(8,868)	$(12,609)	30	$(30,976)	$(48,475)	36
Adjusted Operating Loss(1)	$(8,868)	$(12,609)	30	$(30,976)	$(48,475)	36
Central Reservation System Transactions	26,735	19,268	39	68,334	51,381	33

(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below.
(2)In January 2021, a new accounting standard was retroactively adopted which resulted in recast interest expense, income taxes and net loss for the three and nine months ended September 30, 2020.

Travel Solutions

Third quarter 2021 results (versus prior year):
•Travel Solutions revenue totaled $390 million, a 65% improvement versus $237 million in the third quarter of 2020. The increase in revenue versus the prior year quarter was driven by an increase in global air and other travel bookings due to the continued recovery from the COVID-19 pandemic.
•Operating loss totaled $39 million, a significant improvement versus operating loss of $146 million in the third quarter of 2020. The improvement in operating results was driven by increased revenue, lower depreciation and amortization and a decrease in the provision for expected credit losses. These impacts were partially offset by increased incentive expenses and technology hosting expenses due to volume recovery trends and increased professional service expenses.
•Distribution revenue totaled $245 million, a significant improvement versus revenue of $105 million in the third quarter of 2020 due to gradual recovery in bookings.
◦Global bookings, net of cancellations, totaled 54 million, representing a decline of 62% vs. 2019.
◦Net air bookings declined 60%, 65% and 62% in July, August and September versus the same months in 2019, respectively.
◦Average booking fee totaled $4.59, a sequential improvement versus $3.90 and $3.84 in the first and second quarters of 2021, respectively, due to improvement in bookings mix.
•IT Solutions revenue totaled $145 million, an improvement versus revenue of $132 million in the third quarter of 2020. Reservations revenue increased due to ongoing recovery in passengers boarded, partially offset by a dilution in rate due to revenue that does not fluctuate with volumes. Commercial and Operations revenue decreased primarily due to license fee revenue from new implementations recognized upon delivery to the customers in the prior year and certain product divestitures. Recognition of license fees upon delivery has previously resulted and will continue to result in periodic fluctuations in revenue recognized.
◦Airline passengers boarded totaled 116 million, representing a decline of 38% vs. 2019.

Hospitality Solutions

Third quarter 2021 results (versus prior year):
•Hospitality Solutions revenue totaled $55 million, an improvement versus revenue of $45 million in the third quarter of 2020. The increase in revenue was driven by an increase in central reservation system transactions due to the continued recovery from the COVID-19 pandemic and increased Digital Experience revenue. These impacts were partially offset by dilution in rate from the prior year due to revenue that does not fluctuate with volumes.
◦Central reservation system transactions totaled 27 million, representing a decline of 12% vs. 2019.
•Operating loss was $9 million, an improvement versus operating loss of $13 million in the third quarter of 2020. The improvement in operating results was primarily driven by increased revenue and lower depreciation and amortization, partially offset by increased transaction-related costs due to volume recovery trends and higher labor and professional service expenses.

Business Outlook

Given the ongoing magnitude and the uncertainty related to the COVID-19 pandemic and its economic effects, Sabre has not given guidance at this time.

Conference Call

Sabre will conduct its third quarter 2021 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfillment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit www.sabre.com.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com, and intend to post important information for investors on our Twitter account, @Sabre_Corp. We intend to use the Investor Relations section of our website and our Twitter account as means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website and our Twitter account, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website or our Twitter account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Operating Loss, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss from continuing operations per share ("Adjusted EPS"), Free Cash Flow, Net Debt / LTM Adjusted EBITDA and the ratios based on these financial measures.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "expect," "momentum," "opportunity," "will," "believe," "position," "future," "trend," "pipeline," "plan," "guidance," "outlook," "anticipate," "forecast," "continue," "strategy," "estimate," "project," "may,” “should,” “would,” “intend," “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the severity, extent and duration of the global COVID-19 pandemic, including any variants, and its impact on our business and results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to contain the disease or treat its impact, including travel restrictions, the effectiveness and rate of vaccinations, the effect of remote working arrangements on our operations and the speed and extent of the recovery across the broader travel ecosystem, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including the impact of changes in these transaction volumes from airlines' insolvency, suspension of service or aircraft groundings, the effect of cost savings initiatives, the timing, implementation and effects of the technology investment and other strategic initiatives, the completion and effects of travel platforms, travel suppliers' usage of alternative distribution models, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security breaches, failure to adapt to technological advancements, competition in the travel distribution market and solutions markets, implementation of software solutions, reliance on third parties to provide information technology services and the effects of these services, the execution, implementation and effects of new, amended or renewed agreements and strategic partnerships, including anticipated savings, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, our ability to recruit, train and retain employees, including our key executive officers and technical employees, the financial and business results and effects of acquisitions and divestitures, the effects of any litigation and regulatory reviews and investigations, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies and the effect of "Brexit", risks arising from global operations, reliance on the value of our brands, failure to comply with regulations, use of third-party distributor partners, the effects of the implementation of new accounting standards and tax-related matters. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on August 3, 2021, in our Annual Report on Form 10-K filed with the SEC on February 25, 2021 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media
Kristin Hays
Kristin.Hays@sabre.com
sabrenews@sabre.com

Investors
Kevin Crissey
Kevin.Crissey@sabre.com
sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$441,086	$278,365	$1,188,238	$1,020,386
Cost of revenue, excluding technology costs	171,429	115,426	498,011	458,068
Technology costs	269,111	276,362	782,991	883,837
Selling, general and administrative	157,234	119,626	446,847	447,011
Operating loss	(156,688)	(233,049)	(539,611)	(768,530)
Other income (expense):
Interest expense, net	(65,461)	(64,376)	(193,834)	(157,749)
Loss on extinguishment of debt	(13,070)	(10,333)	(13,070)	(10,333)
Equity method loss	(114)	(460)	(395)	(1,645)
Other, net	(5,993)	(18,431)	2,439	(72,015)
Total other expense, net	(84,638)	(93,600)	(204,860)	(241,742)
Loss from continuing operations before income taxes	(241,326)	(326,649)	(744,471)	(1,010,272)
Benefit for income taxes	(6,613)	(19,874)	(4,513)	(51,757)
Loss from continuing operations	(234,713)	(306,775)	(739,958)	(958,515)
Income (loss) from discontinued operations, net of tax	186	(533)	(158)	(3,331)
Net loss	(234,527)	(307,308)	(740,116)	(961,846)
Net income attributable to noncontrolling interests	714	125	1,657	837
Net loss attributable to Sabre Corporation	(235,241)	(307,433)	(741,773)	(962,683)
Preferred stock dividends	5,400	2,231	16,256	2,231
Net loss attributable to common stockholders	$(240,641)	$(309,664)	$(758,029)	$(964,914)

Basic net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.75)	$(1.06)	$(2.37)	$(3.43)
Loss from discontinued operations	—	—	—	(0.01)
Net loss per common share	$(0.75)	$(1.06)	$(2.37)	$(3.44)
Diluted net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.75)	$(1.06)	$(2.37)	$(3.43)
Loss from discontinued operations	—	—	—	(0.01)
Net loss per common share	$(0.75)	$(1.06)	$(2.37)	$(3.44)
Weighted-average common shares outstanding:
Basic	322,720	292,392	320,055	280,750
Diluted	322,720	292,392	320,055	280,750

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$1,023,769	$1,499,665
Restricted cash	21,039	—
Accounts receivable, net of allowance for credit losses of $77,751 and $96,150	329,838	255,468
Prepaid expenses and other current assets	137,639	132,972
Total current assets	1,512,285	1,888,105
Property and equipment, net of accumulated depreciation of $2,035,826 and $1,995,409	269,183	363,491
Equity method investments	22,698	24,265
Goodwill	2,624,108	2,636,546
Acquired customer relationships, net of accumulated amortization of $778,563 and $761,335	266,727	289,150
Other intangible assets, net of accumulated amortization of $742,221 and $714,095	193,017	222,216
Deferred income taxes	21,995	24,181
Other assets, net	532,895	629,768
Total assets	$5,442,908	$6,077,722

Liabilities and stockholders’ (deficit) equity
Current liabilities
Accounts payable	$99,305	$115,229
Accrued compensation and related benefits	126,621	86,830
Accrued subscriber incentives	133,689	100,963
Deferred revenues	117,856	99,470
Other accrued liabilities	173,824	193,383
Current portion of debt	30,124	26,068
Total current liabilities	681,419	621,943
Deferred income taxes	50,159	72,196
Other noncurrent liabilities	338,572	380,621
Long-term debt	4,727,835	4,717,808

Stockholders’ (deficit) equity
Preferred stock, $0.01 par value, 225,000 authorized, 3,340 issued and outstanding as of September 30, 2021 and December 31, 2020; aggregate liquidation value of $334,000 as of September 30, 2021 and December 31, 2020	33	33
Common Stock: $0.01 par value; 1,000,000 authorized shares; 345,752 and 338,662 shares issued, 322,842 and 317,297 shares outstanding at September 30, 2021 and December 31, 2020, respectively	3,458	3,387
Additional paid-in capital	3,080,949	2,985,077
Treasury Stock, at cost, 22,910 and 21,365 shares at September 30, 2021 and December 31, 2020, respectively	(497,944)	(474,790)
Accumulated deficit	(2,857,653)	(2,099,624)
Accumulated other comprehensive loss	(92,605)	(135,957)
Non-controlling interest	8,685	7,028
Total stockholders’ (deficit) equity	(355,077)	285,154
Total liabilities and stockholders’ (deficit) equity	$5,442,908	$6,077,722

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net loss	$(740,116)	$(961,846)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	204,308	279,159
Stock-based compensation expense	86,122	44,905
Amortization of upfront incentive consideration	46,063	56,733
Gain on sale of investment	(14,532)	—
Deferred income taxes	(13,489)	(65,551)
Loss on extinguishment of debt	13,070	10,333
Amortization of debt discount and issuance costs	8,815	6,736
Pension settlement charge	6,544	13,543
Provision for expected credit losses	(3,728)	58,375
Debt modification costs	2,435	—
Other	3,141	7,392
Dividends received from equity method investments	698	1,691
Loss from discontinued operations	158	3,331
Acquisition termination fee	—	24,811
Changes in operating assets and liabilities:
Accounts and other receivables	(76,249)	182,449
Prepaid expenses and other current assets	(4,312)	(1,967)
Capitalized implementation costs	(14,363)	(10,680)
Upfront incentive consideration	(3,823)	(26,468)
Other assets	8,368	12,837
Accrued compensation and related benefits	40,604	12,735
Accounts payable and other accrued liabilities	25,410	(263,925)
Deferred revenue including upfront solution fees	16,724	28,338
Cash used in operating activities	(408,152)	(587,069)
Investing Activities
Proceeds from disposition of investments and assets	24,874	—
Additions to property and equipment	(30,409)	(48,259)
Other investing activities	—	(4,375)
Cash used in investing activities	(5,535)	(52,634)
Financing Activities
Proceeds of borrowings from lenders	1,070,380	2,345,000
Payments on borrowings from lenders	(1,053,728)	(894,613)
Net payment on the settlement of equity-based awards	(22,378)	(5,298)
Dividends paid on preferred stock	(16,283)	—
Debt prepayment fees and issuance costs	(12,194)	(54,158)
Payment for settlement of exchangeable notes	(2,541)	—
Other financing activities	(269)	(4,513)
Proceeds from issuance of preferred stock, net	—	322,885
Proceeds from issuance of common stock, net	—	275,003
Payments on Tax Receivable Agreement	—	(71,958)
Cash dividends paid to common shareholders	—	(38,544)
Cash (used in) provided by financing activities	(37,013)	1,873,804
Cash Flows from Discontinued Operations
Cash used in operating activities	(2,376)	(3,739)
Cash used in discontinued operations	(2,376)	(3,739)
Effect of exchange rate changes on cash and cash equivalents	(1,781)	1,814
(Decrease) increase in cash, cash equivalents and restricted cash	(454,857)	1,232,176
Cash, cash equivalents and restricted cash at beginning of period	1,499,665	436,176
Cash, cash equivalents and restricted cash at end of period	$1,044,808	$1,668,352

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)
Reconciliation of net loss attributable to common stockholders to Adjusted Net Loss from continuing operations, operating loss to Adjusted Operating Loss, and loss from continuing operations to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss attributable to common stockholders	$(240,641)	$(309,664)	$(758,029)	$(964,914)
(Income) loss from discontinued operations, net of tax	(186)	533	158	3,331
Net income attributable to non-controlling interests(1)	714	125	1,657	837
Preferred stock dividends	5,400	2,231	16,256	2,231
Loss from continuing operations	(234,713)	(306,775)	(739,958)	(958,515)
Adjustments:
Acquisition-related amortization(2a)	15,939	16,465	48,296	49,775
Restructuring and other costs(4)	269	947	(5,722)	74,229
Loss on extinguishment of debt	13,070	10,333	13,070	10,333
Other, net(3)	5,993	18,431	(2,439)	72,015
Acquisition-related costs(5)	870	591	3,299	22,791
Litigation costs, net(6)	4,862	247	17,113	2,103
Stock-based compensation	32,218	18,566	86,122	44,905
Tax impact of adjustments(7)	(180)	3,563	22,501	8,436
Adjusted Net Loss from continuing operations	$(161,672)	$(237,632)	$(557,718)	$(673,928)
Adjusted Net Loss from continuing operations per share	$(0.50)	$(0.81)	$(1.74)	$(2.40)
Diluted weighted-average common shares outstanding	322,720	292,392	320,055	280,750

Operating loss	$(156,688)	$(233,049)	$(539,611)	$(768,530)
Add back:
Equity method loss	(114)	(460)	(395)	(1,645)
Acquisition-related amortization(2a)	15,939	16,465	48,296	49,775
Restructuring and other costs(4)	269	947	(5,722)	74,229
Acquisition-related costs(5)	870	591	3,299	22,791
Litigation costs, net(6)	4,862	247	17,113	2,103
Stock-based compensation	32,218	18,566	86,122	44,905
Adjusted Operating Loss	$(102,644)	$(196,693)	$(390,898)	$(576,372)

Loss from continuing operations	$(234,713)	$(306,775)	$(739,958)	$(958,515)
Adjustments:
Depreciation and amortization of property and equipment(2b)	38,998	63,733	130,506	201,274
Amortization of capitalized implementation costs(2c)	8,718	9,146	25,506	28,110
Acquisition-related amortization(2a)	15,939	16,465	48,296	49,775
Restructuring and other costs(4)	269	947	(5,722)	74,229
Interest expense, net	65,461	64,376	193,834	157,749
Other, net(3)	5,993	18,431	(2,439)	72,015
Loss on extinguishment of debt	13,070	10,333	13,070	10,333
Acquisition-related costs(5)	870	591	3,299	22,791
Litigation costs, net(6)	4,862	247	17,113	2,103
Stock-based compensation	32,218	18,566	86,122	44,905
Benefit for income taxes	(6,613)	(19,874)	(4,513)	(51,757)
Adjusted EBITDA	$(54,928)	$(123,814)	$(234,886)	$(346,988)

Net loss margin	(54.6)%	(111.2)%	(63.8)%	(94.6)%
Adjusted EBITDA margin	(12.5)%	(44.5)%	(19.8)%	(34.0)%

Reconciliation of Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash used in operating activities	$(69,692)	$(192,033)	$(408,152)	$(587,069)
Cash used in investing activities	(13,169)	(8,888)	(5,535)	(52,634)
Cash provided by (used in) financing activities	7,607	565,611	(37,013)	1,873,804

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash used in operating activities	$(69,692)	$(192,033)	$(408,152)	$(587,069)
Additions to property and equipment	(13,169)	(8,926)	(30,409)	(48,259)
Free Cash Flow	$(82,861)	$(200,959)	$(438,561)	$(635,328)

Reconciliation of net loss attributable to common stockholders to Last Twelve Months' (LTM) Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	LTM
Net loss attributable to common stockholders	$(325,091)	$(266,106)	$(251,282)	$(240,641)	$(1,083,120)
(Income) loss from discontinued operations, net of tax	(6,119)	263	81	(186)	(5,961)
Net income attributable to noncontrolling interests(1)	363	484	459	714	2,020
Preferred stock dividends	5,428	5,428	5,428	5,400	21,684
Loss from continuing operations	(325,419)	(259,931)	(245,314)	(234,713)	(1,065,377)
Adjustments:
Acquisition-related amortization(2a)	16,223	16,221	16,136	15,939	64,519
Impairment and related charges(8)	8,684	—	—	—	8,684
Loss on extinguishment of debt	11,293	—	—	13,070	24,363
Restructuring and other costs(4)	11,568	(5,135)	(856)	269	5,846
Other, net(3)	(5,054)	(11,631)	3,199	5,993	(7,493)
Acquisition-related costs(5)	(6,004)	720	1,709	870	(2,705)
Litigation costs, net(6)	(4,022)	730	11,521	4,862	13,091
Stock-based compensation	25,041	24,426	29,478	32,218	111,163
Depreciation and amortization of property and equipment(2b)	59,377	48,592	42,916	38,998	189,883
Amortization of capitalized implementation costs(2c)	8,984	8,410	8,378	8,718	34,490
Interest expense, net	68,043	64,101	64,272	65,461	261,877
Provision (benefit) for income taxes	30,745	3,997	(1,897)	(6,613)	26,232
Adjusted EBITDA	$(100,541)	$(109,500)	$(70,458)	$(54,928)	$(335,427)

Net Debt (total debt, less cash and cash equivalents)					$3,791,172
Net Debt / LTM Adjusted EBITDA					NM

	Three Months Ended
	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	LTM
Net income (loss) attributable to common stockholders	$10,091	$(212,680)	$(442,570)	$(309,664)	$(954,823)
Loss from discontinued operations, net of tax	1,068	2,126	672	533	4,399
Net income (loss) attributable to noncontrolling interests(1)	665	783	(71)	125	1,502
Preferred stock dividends	—	—	—	2,231	$2,231
Income (loss) from continuing operations	11,824	(209,771)	(441,969)	(306,775)	(946,691)
Adjustments:
Acquisition-related amortization(2a)	16,633	16,801	16,509	16,465	66,408
Restructuring and other costs(4)	—	25,281	48,001	947	74,229
Other, net(3)	3,314	47,486	6,098	18,431	75,329
Acquisition-related costs(5)	10,700	17,827	4,373	591	33,491
Loss on extinguishment of debt	—	—	—	10,333	10,333
Litigation costs, net(6)	(3,224)	1,741	115	247	(1,121)
Stock-based compensation	15,802	17,577	8,762	18,566	60,707
Depreciation and amortization of property and equipment(2b)	77,956	69,513	68,028	63,733	279,230
Amortization of capitalized implementation costs(2c)	8,127	9,547	9,417	9,146	36,237
Interest expense, net	39,027	37,442	55,931	64,376	196,776
Provision (benefit) for income taxes	3,543	(27,254)	(4,629)	(19,874)	(48,214)
Adjusted EBITDA	$183,702	$6,190	$(229,364)	$(123,814)	$(163,286)

Net Debt (total debt, less cash and cash equivalents)					$3,140,861
Net Debt / LTM Adjusted EBITDA					NM

Reconciliation of Adjusted Operating Loss to operating loss in our statement of operations and Adjusted EBITDA to loss from continuing operations in our statement of operations by business segment:

	Three Months Ended September 30, 2021
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(39,078)	$(8,868)	$(54,698)	$(102,644)
Less:
Equity method loss	(114)	—	—	(114)
Acquisition-related amortization(2a)	—	—	15,939	15,939
Restructuring and other costs(4)	—	—	269	269
Acquisition-related costs(5)	—	—	870	870
Litigation costs, net(6)	—	—	4,862	4,862
Stock-based compensation	—	—	32,218	32,218
Operating loss	$(38,964)	$(8,868)	$(108,856)	$(156,688)

Adjusted EBITDA	$2,421	$(2,880)	$(54,469)	$(54,928)
Less:
Depreciation and amortization of property and equipment(2b)	33,866	4,903	229	38,998
Amortization of capitalized implementation costs(2c)	7,633	1,085	—	8,718
Acquisition-related amortization(2a)	—	—	15,939	15,939
Restructuring and other costs(4)	—	—	269	269
Acquisition-related costs(5)	—	—	870	870
Litigation costs, net(6)	—	—	4,862	4,862
Stock-based compensation	—	—	32,218	32,218
Equity method loss	(114)	—	—	(114)
Operating loss	$(38,964)	$(8,868)	$(108,856)	$(156,688)
Interest expense, net				(65,461)
Other, net(3)				(5,993)
Loss on extinguishment of debt				(13,070)
Equity method loss				(114)
Benefit for income taxes				6,613
Loss from continuing operations				$(234,713)

	Three Months Ended September 30, 2020
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(146,337)	$(12,609)	$(37,747)	$(196,693)
Less:
Equity method loss	(460)	—	—	(460)
Acquisition-related amortization(2a)	—	—	16,465	16,465
Restructuring and other costs(4)	—	—	947	947
Acquisition-related costs(5)	—	—	591	591
Litigation costs, net(6)	—	—	247	247
Stock-based compensation	—	—	18,566	18,566
Operating loss	$(145,877)	$(12,609)	$(74,563)	$(233,049)

Adjusted EBITDA	$(84,994)	$(2,222)	$(36,598)	$(123,814)
Less:
Depreciation and amortization of property and equipment(2b)	53,291	9,293	1,149	63,733
Amortization of capitalized implementation costs(2c)	8,052	1,094	—	9,146
Acquisition-related amortization(2a)	—	—	16,465	16,465
Restructuring and other costs(4)	—	—	947	947
Acquisition-related costs(5)	—	—	591	591
Litigation costs, net(6)	—	—	247	247
Stock-based compensation	—	—	18,566	18,566
Equity method loss	(460)	—	—	(460)
Operating loss	$(145,877)	$(12,609)	$(74,563)	$(233,049)
Interest expense, net				(64,376)
Other, net(3)				(18,431)
Loss on extinguishment of debt				(10,333)
Equity method loss				(460)
Benefit for income taxes				19,874
Loss from continuing operations				$(306,775)

	Nine Months Ended September 30, 2021
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(212,393)	$(30,976)	$(147,529)	$(390,898)
Less:
Equity method loss	(395)	—	—	(395)
Acquisition-related amortization(2a)	—	—	48,296	48,296
Restructuring and other costs(4)	—	—	(5,722)	(5,722)
Acquisition-related costs(5)	—	—	3,299	3,299
Litigation costs, net(6)	—	—	17,113	17,113
Stock-based compensation		—	86,122	86,122
Operating loss	$(211,998)	$(30,976)	$(296,637)	$(539,611)

Adjusted EBITDA	$(77,560)	$(10,571)	$(146,755)	$(234,886)
Less:
Depreciation and amortization of property and equipment(2b)	112,466	17,266	774	130,506
Amortization of capitalized implementation costs(2c)	22,367	3,139	—	25,506
Acquisition-related amortization(2a)	—	—	48,296	48,296
Restructuring and other costs(4)	—	—	(5,722)	(5,722)
Acquisition-related costs(5)	—	—	3,299	3,299
Litigation costs, net(6)	—	—	17,113	17,113
Stock-based compensation	—	—	86,122	86,122
Equity method loss	(395)	—	—	(395)
Operating loss	$(211,998)	$(30,976)	$(296,637)	$(539,611)
Interest expense, net				(193,834)
Other, net(3)				2,439
Loss on extinguishment of debt				(13,070)
Equity method loss				(395)
Benefit for income taxes				4,513
Loss from continuing operations				$(739,958)

	Nine Months Ended September 30, 2020
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(408,584)	$(48,475)	$(119,313)	$(576,372)
Less:
Equity method loss	(1,645)	—	—	(1,645)
Acquisition-related amortization(2a)	—	—	49,775	49,775
Restructuring and other costs(4)	—	—	74,229	74,229
Acquisition-related costs(5)	—	—	22,791	22,791
Litigation costs, net(6)	—	—	2,103	2,103
Stock-based compensation		—	44,905	44,905
Operating loss	$(406,939)	$(48,475)	$(313,116)	$(768,530)

Adjusted EBITDA	$(216,500)	$(15,128)	$(115,360)	$(346,988)
Less:
Depreciation and amortization of property and equipment(2b)	167,291	30,030	3,953	201,274
Amortization of capitalized implementation costs(2c)	24,793	3,317	—	28,110
Acquisition-related amortization(2a)	—	—	49,775	49,775
Restructuring and other costs(4)	—	—	74,229	74,229
Acquisition-related costs(5)	—	—	22,791	22,791
Litigation costs, net(6)	—	—	2,103	2,103
Stock-based compensation	—	—	44,905	44,905
Equity method loss	(1,645)	—	—	(1,645)
Operating loss	$(406,939)	$(48,475)	$(313,116)	$(768,530)
Interest expense, net				(157,749)
Other, net(3)				(72,015)
Loss on extinguishment of debt				(10,333)
Equity method loss				(1,645)
Benefit for income taxes				51,757
Loss from continuing operations				$(958,515)

Definitions of Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Operating Loss, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow, Net Debt / LTM Adjusted EBITDA and ratios based on these financial measures. As a result of the strategic realignment in the third quarter of 2020, we have separated our technology costs from cost of revenue and moved certain expenses previously classified as cost of revenue to selling, general and administrative to provide increased visibility to our technology costs for analytical and decision-making purposes and to align costs with the current leadership and operational organizational structure.

We define Adjusted Operating Loss as operating loss adjusted for equity method income (loss), acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation costs, net, and stock-based compensation.

We define Adjusted Net Loss as net loss attributable to common stockholders adjusted for loss (income) from discontinued operations, net of tax, net income (loss) attributable to noncontrolling interests, preferred stock dividends, impairment and related charges, acquisition-related amortization, loss on extinguishment of debt, other, net, restructuring and other costs, acquisition-related costs, litigation costs, net, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as Loss from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, acquisition-related costs, litigation costs, net, stock-based compensation and the remaining (benefit) provision for income taxes. We have revised our calculation of Adjusted EBITDA to no longer exclude the amortization of upfront incentive consideration in all periods presented.

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted EPS as Adjusted Net Loss divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash (used in) provided by operating activities less cash used in additions to property and equipment.

We define Net Debt / LTM Adjusted EBITDA as the face value of total debt outstanding less cash and cash equivalents divided by the last twelve months Adjusted EBITDA.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures, fund our investments in technology transformation, and meet working capital requirements. The Net Debt / LTM Adjusted EBITDA leverage ratio is used to evaluate our ability to service debt obligations as it provides an indication of our ability to pay down current debt levels given recent operational results. We also believe that Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS and Net Debt / LTM Adjusted EBITDA assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow, Net Debt / LTM Adjusted EBITDA and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•Adjusted EBITDA does not reflect amortization of capitalized implementation costs associated with our revenue contracts, which may require future working capital or cash needs in the future;
•Adjusted Operating Loss, Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and
•other companies, including companies in our industry, may calculate Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Footnotes

(1)Net income attributable to non-controlling interests represents an adjustment to include earnings allocated to non-controlling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, and (iv) Sabre Bulgaria of 40%.

(2)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)Other, net includes a $15 million gain on sale of equity securities during the first quarter of 2021, a $4 million and $2 million pension settlement charge recorded in the second and third quarters of 2021, respectively, debt modification costs for financing fees of $2 million recorded in the third quarter of 2021, a $46 million charge related to termination payments incurred in the first quarter of 2020 in connection with the now-terminated acquisition of

Farelogix Inc. ("Farelogix") and a $14 million pension settlement charge recorded in the third quarter of 2020. In addition, all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(4)Restructuring and other costs represents charges, and adjustments to those charges, associated with business restructuring and associated changes as well as other measures to support the new organizational structure and to respond to the impacts of the COVID-19 pandemic on our business, facilities and cost structure.

(5)Acquisition-related costs represent fees and expenses incurred associated with the now-terminated agreement to acquire Farelogix and other acquisition and disposition related activities.

(6)Litigation costs, net represent charges associated with antitrust litigation and other foreign non-income tax contingency matters.

(7)The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, the impact of the adjustments on valuation allowance assessments, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, and other items.

(8)Impairment and related charges consists of $5 million associated with software developed for internal use and $4 million associated with capitalized implementation costs related to a specific customer based on our analysis of the recoverability of such amounts.